UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            January 3, 2005

MANDALAY RESORT GROUP

(Exact Name of Registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119

(Address of principal executive offices)

Registrant’s telephone number, including area code            (702) 632-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	re-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Item 2.04.                                              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 3, 2005, Mandalay Resort Group issued a press release announcing that its $400 million original principal amount of Floating Rate Convertible Senior Debentures due 2033 that were issued pursuant to an Indenture between Mandalay and The Bank of New York, as trustee, dated as of March 21, 2003 (as supplemented on July 26, 2004) will be convertible during the calendar quarter ending March 31, 2005 pursuant to section 11.2 of the Indenture.  The Indenture provides that the debentures are convertible in a calendar quarter if the closing price of Mandalay’s common stock exceeds $68.76 per share (120% of the base conversion price) for at least 20 trading days of the 30 consecutive trading day period ending on the last trading day of the preceding calendar quarter, which was the case for the quarter ended December 31, 2004.  Consequently, holders of the debentures may convert the debentures into shares of the Mandalay’s common stock during the next calendar quarter (ending March 31, 2005) at the conversion rate in effect on the conversion date.

Mandalay is obligated to cash settle a number of shares of common stock equal to the base conversion rate in effect on the conversion date, provided, however, that the amount of cash that Mandalay will be required to pay to cash settle such shares shall not exceed $1,000 per debenture, or up to an aggregate of $400 million.  In the event that the conversion rate in effect on the conversion date is greater than the base conversion rate of 17.452 shares per $1,000 debenture, Mandalay has the right, but not the obligation, to cash settle all or a portion of any such additional shares in accordance with Section 11.6 of the Indenture.

In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share, the dilutive effect of the debentures will be reflected in diluted earnings per share by application of the if-converted method. Accordingly, Mandalay will include additional shares on a weighted-average basis in its diluted earnings per common share calculation for the quarter and the fiscal year ending January 31, 2005.  For example, while each $1,000 debenture is convertible into 17.452 shares of Mandalay common stock based on the Base Conversion Price of $57.30, any such conversion must be settled in cash.  However, to the extent the price of Mandalay’s common stock exceeds $57.30, additional “incremental” shares may be issued up to a maximum of 14.2789 shares per $1,000 debenture.  It is these incremental shares that must be included in the computation of diluted earnings per share, even though Mandalay retains the right to also settle these shares in cash.  The dilutive impact of assuming conversion will be partially offset by the add-back of interest expense (net of income tax) related to the Debentures to net income in accordance with the if-converted method.

A copy of the press release is included as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.               Financial Statements and Exhibits.

(c)                                  Exhibits:

99.1                           Press Release dated January 3, 2005, announcing the convertibility of Mandalay’s Floating Rate Senior Debentures Due 2033.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY RESORT GROUP

Dated: January 3, 2005	By:	/s/ LES MARTIN
Les Martin
Vice President, Chief Accounting Officer
and Treasurer

Index to Exhibits

No.	Description
99.1	Press Release dated January 3, 2005, announcing the convertibility of Mandalay’s Floating Rate Senior Debentures Due 2033.